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                                                                      EXHIBIT 21

                                 SUBSIDIARIES OF
                                CHOICEPOINT INC.

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
ChoicePoint Services Inc.                                     Georgia
Insurity Inc.                                                 Georgia
ChoicePoint Business and Government Services Inc.             Georgia
ChoicePoint Health Systems Inc.                               Kansas
Statewide Data Services, Inc.                                 Florida
ChoicePoint Direct Inc.                                       Illinois
National Credit Audit Corporation                             Illinois
Optimum Graphics Printing, Inc.                               Illinois
ChoicePoint Public Records Inc.                               Georgia
EquiSearch Services Inc.                                      Georgia
ChoicePoint Asset Company                                     Delaware
ChoicePoint Capital Inc.                                      Delaware
ChoicePoint Financial Inc.                                    Delaware
ChoicePoint Licensing Company                                 Delaware
KnowX LLC                                                     Georgia
DataMart Processing LLC                                       Georgia
National Safety Alliance, Incorporated                        Tennessee
Patlex Corporation                                            Pennsylvania
ChoicePoint WPS Inc.                                          California
Bti Inc.                                                      Georgia
Bti LP                                                        Texas
The Bode Technology Group, Inc.                               Virginia
Marketing Information & Technology, Inc.                      Massachusetts
Direct Mail Credit Data, Inc.                                 Massachusetts
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